Exhibit 10.4

Banc of America Leasing & Capital, LLC	GUARANTY

This Guaranty (this "Guaranty") is executed and delivered as of the date set forth below by the undersigned guarantor (the "Guarantor") in favor of Banc of America Leasing & Capital, LLC ("BALC"). BALC may, from time to time, enter into agreements with Private National Mortgage Acceptance Company ("Customer"). The term "Customer," if defined to include more than one party, shall mean "Customer and each of them" and this Guaranty shall secure payment of all of their respective Obligations (hereinafter defined) to BALC. BALC is unwilling to enter into such agreements with Customer, unless Guarantor absolutely and unconditionally guarantees to BALC the payment and performance of all obligations of Customer at any time owing to BALC. With knowledge that BALC will enter into agreements with or extend financial accommodations to Customer in reliance upon the existence of this Guaranty and the validity and enforceability of the obligations and liabilities of Guarantor to BALC contemplated hereby, Guarantor agrees with BALC as follows:

1. Guaranty. Guarantor guarantees to BALC the prompt payment and/or performance of all indebtedness, obligations and liabilities of Customer at any time owing to BALC, whether direct or indirect, matured or unmatured, primary or secondary, certain or contingent, or acquired by or otherwise created in favor of BALC, including without limitation any and all rent, loan, purchase or other installment payments, principal balances, taxes, indemnities, liquidated damages, accelerated amounts, return deficiency charges, stipulated loss and casualty value payments, transaction expenses and other reimbursements, administrative charges, all interest, late charges and fees, attorneys’ fees or enforcement and other costs, which may at any time be payable to BALC, together with all claims for damages arising from or in connection with the failure to punctually and completely pay or perform such obligations, whether or not such obligations are from time to time reduced or extinguished and thereafter increased or incurred (collectively the "Obligations"). This Guaranty is a guaranty of payment and performance, and not a guaranty of collection, and Guarantor hereby undertakes and agrees that if Customer does not or is unable to punctually and completely pay or perform any Obligations for any reason, Guarantor shall (i) punctually pay any such Obligations requiring the payment of money which Customer fails to pay promptly, as and when due, in each case, as an Obligation for payment due directly from Guarantor to BALC and without any abatement, reduction, setoff, defense, counterclaim or recoupment, and (ii) punctually perform any and all Obligations not requiring the payment of money for the benefit of BALC, as an Obligation for performance due directly from Guarantor to BALC. Guarantor shall be deemed to be primarily liable for each Obligation and not merely as a surety thereof.

2. Continuing Nature of Guaranty; Revocation. This Guaranty is a continuing guaranty and shall in all respects be valid and enforceable without regard to the form or the amount of the Obligations in existence at any time. Guarantor may prospectively revoke this Guaranty by sending written notice, certified mail, return receipt requested, to BALC at the address for BALC specified above (the "Revocation Notice"). The revocation of this Guaranty shall not be effective with respect to any Obligation arising on or prior to the date occurring fifteen (15) days after BALC's receipt of the Revocation Notice (the "Revocation Date"), or to any Obligation arising at any time after the Revocation Date if such Obligation arises as the result of a commitment made by BALC to Customer on or prior to the Revocation Date.

3. Absolute, Unconditional, Joint and Several Nature of Guaranty. The obligations of Guarantor hereunder are absolute and unconditional, and shall be joint and several with each Guarantor executing this Guaranty and each other party that may be liable, directly or indirectly, for the payment or performance of any of the Obligations. If this Guaranty is executed by more than one party, the term "Guarantor" as used herein shall mean (unless the context otherwise requires) "the Guarantor and each of them" and each and every undertaking shall be their joint and several undertaking. If Customer is a partnership or a limited liability company, the obligations of Guarantor herein contained shall remain in full force and effect notwithstanding any changes in the individuals or members comprising the partnership or the limited liability company, and the term "Customer" shall include any altered or successive partnerships or limited liability companies. Guarantor shall not be released from any obligations under or in respect of this Guaranty for any reason, nor shall such obligations be reduced, diminished or discharged for any reason, including without limitation:

(a)	Modifications; Indulgences; Payment Applications. Any modifications, renewals, or alterations of any agreement, document or instrument relating to any Obligation; any indulgences, adjustments, preferences, extensions or compromises made by BALC in favor of Customer or Guarantor or any other party; or the application of any payments and receipts, by whomever paid and/or however realized, to any amounts owing by Guarantor or Customer to BALC in such manner as BALC shall determine in its sole discretion.

(b)	Condition of Customer or Guarantor. Any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, appointment of a receiver for, or other similar proceeding affecting Customer or Guarantor; any sale, lease or other disposition of any of the assets of Customer or Guarantor; any reorganization of, or change in the composition of the shareholders, partners or members of, Customer or Guarantor; or any termination of, or other change in, the relationship between Customer and Guarantor.

(c)	Invalidity of Obligations or Other Agreements. The invalidity, illegality or unenforceability of any Obligation for any reason whatsoever, including, but not limited to: the existence of valid abatements, defenses, counterclaims, deductions or off-sets to any Obligation; the violation of applicable usury or other laws by any Obligation; or the lack of authenticity or genuineness of any document or instrument relating to the Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity or unenforceability of any such other guaranty or security.

(d)	Release of Customer. Any complete or partial release of Customer or any other party liable for any Obligation for any reason.

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(e)	Release and Care of Collateral; Status of Liens. Any sale, transfer, release, surrender, exchange, deterioration, waste, loss or impairment of any property transferred or assigned by Customer, Guarantor or any other party in respect of any Obligation or otherwise acquired by BALC for lease to Customer or otherwise in connection with any Obligation (collectively, the "Collateral"), whether negligent or willful; the failure of BALC or any other party to exercise reasonable care in the preservation, protection, sale or other treatment of any of the Collateral; the failure of BALC or any other party to create or properly perfect BALC’s rights, title or interests in any Collateral, or any mortgage, pledge, security interest, transfer or assignment of any Collateral (a "Lien"); the unenforceability of any Lien; the creation of any lien or encumbrance on any Collateral in favor of any other party, or the subordination of any Lien in favor of BALC to any such other lien or encumbrance; or the taking or accepting by BALC of any other security for, or assurance of payment of, any Obligation.

(f)	Other Action or Inaction. Any other action or inaction on the part of BALC, whether or not such action or inaction prejudices Guarantor or increases the likelihood or amount that Guarantor will be required to pay or perform in connection with any Obligation pursuant to the terms hereof.

It is the obligation of Guarantor to discharge the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein. Guarantor is not entering into this Guaranty in reliance on the value or the availability of any Collateral. Guarantor acknowledges that Guarantor may be required to pay the Obligations, in full, without the assistance or support of any other party. Guarantor has not been induced to enter into this Guaranty on the basis that any party other than Customer will be liable to perform any Obligations or that BALC will look to any other party to perform any Obligation. BALC may release, or settle with, the Customer, any Guarantor, or any other party liable, directly or indirectly, for the performance of any Obligation, all without affecting the liability of any other party to this Guaranty. To the extent that this Guaranty is secured by property of Guarantor, BALC shall not be obligated to release its security interest in such property until all applicable preference periods have passed with respect to payments of Obligations made to BALC.

4. Waivers. Guarantor waives:

(a)	Action Against Others. Any right to require BALC to: institute suit or exhaust remedies against Customer or any other party liable for any Obligation; enforce BALC's rights in any of the Collateral or other security which is at any time given to secure any Obligation; enforce BALC's rights against any other Guarantor or any other party liable on any Obligation; join Customer or any other party liable for any Obligation in any action seeking to enforce this Guaranty; or exhaust any other remedies available to BALC or resort to any other means of obtaining payment or performance of any Obligation.

(b)	Notices. Notice of the execution, delivery or acceptance by BALC, Customer or any other party, of this Guaranty or any document, agreement or instrument evidencing any Obligation; notice of the amount of credit extended by BALC to Customer at any time, whether primary or secondary; notice of modifications or extensions of any Obligation; notice of defaults, or other non-performance by Customer in connection with any Obligation; notice of the transfer or disposition by BALC of any Obligation; notice of the repossession, sale or other disposition of any of the Collateral; notice of the acceptance of this Guaranty by BALC; demand and presentation for payment upon Customer or any other party liable for any Obligation; protest, notice of intention to accelerate or notice of acceleration of any Obligation, notice of protest and diligence in bringing suit against Customer or any other party; and any other action or inaction on the part of BALC in connection with this Guaranty or any Obligation.

(c)	Subrogation. Any right which Guarantor may at any time have against Customer, or any other party liable for any Obligation, as a result of the performance by Guarantor of its obligations under this Guaranty, including, but not limited to contractual, statutory and common law rights of subrogation, reimbursement, indemnification, set-off or contribution, until all Obligations owing to BALC have been paid and performed in full.

(d)	Suretyship Defenses. Any defenses which Guarantor may have or assert against the enforcement of this Guaranty or any Obligation based upon suretyship principles or any impairment of Collateral.

5.	Representations; Warranties; Covenants. Guarantor hereby represents, warrants and covenants to and with BALC that:

(a)	Benefit. Guarantor has received, or will receive, substantial benefit from the agreements and transactions giving rise to the Obligations and this Guaranty.

(b)	Authorization; Enforceability. This Guaranty has been duly authorized by all necessary action on the part of Guarantor. The execution, delivery and performance of this Guaranty does not require the approval of, or giving of notice to, any governmental authority and does not contravene or constitute a default under any applicable laws, or any contract, mortgage, agreement, indenture, or other instrument to which Guarantor is a party or by which it may be bound. This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligations of Guarantor enforceable in accordance with its terms except to the extent that the enforcement of remedies hereunder may be limited under applicable bankruptcy and insolvency laws, and the equitable discretion of any court of competent jurisdiction. To Guarantor’s knowledge, there are no actions or proceedings pending or threatened against or affecting Guarantor or any of Guarantor’s property before any court, administrative officer or administrative agency that, if decided adversely, could affect the financial condition or operations of Guarantor or the ability of Guarantor to perform its obligations hereunder.

(c)	Access to Information; No Representation by BALC. Guarantor has adequate means to obtain continuing and sufficient information concerning the financial and business condition of the Customer and other parties liable in respect of the Obligations and BALC shall have no obligation to furnish any such information to Guarantor. Neither BALC nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

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(d)	Subordination. All present and future indebtedness of Customer to Guarantor ("Subordinated Debt") shall be and hereby is subordinated to the prior payment and performance of all Obligations,. For so long as there is no default hereunder or in connection with the Obligations or the Subordinated Debt, Guarantor may receive and Customer may pay (but not prepay, whether or not permitted or contemplated by the terms of the Subordinated Debt) principal and/or interest or other scheduled installment payments of Subordinated Debt from Customer. At any time while the Obligations are in default, Guarantor shall not demand or accept any payment of, or otherwise cancel, set-off or otherwise discharge any part of, the Subordinated Debt without the prior written consent of BALC. Upon the request of BALC, Guarantor shall deliver to BALC a certified statement of the outstanding Subordinated Debt, specifying in detail the time at which permitted payments of Subordinated Debt were made, if any, and such other information as BALC may request.

(e)	Financial Condition; Solvency: Reports. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations contained herein, Guarantor is solvent and has assets which, when fairly valued, exceed its liabilities. The performance of the obligations of Guarantor hereunder will not cause Guarantor to exceed its ability to pay its debts as they mature, and this Guaranty is made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested persons. Guarantor shall provide to BALC such financial statements and other financial and other information concerning Guarantor as BALC may reasonably request from time to time.

(f)	Assignment. BALC may, at any time and without the consent of, or notice to, Guarantor, assign all or any portion of its rights hereunder to any other party to which all or any portion of the Obligations are transferred, assigned or negotiated (an "Assignee"). Guarantor shall promptly execute and deliver to BALC or its Assignee such further and additional documents, instruments and assurances as BALC deems necessary (a) in order to acknowledge and confirm, for the benefit of BALC or its Assignee, all of the terms and conditions of all or any part of the Obligations or this Guaranty and BALC’s or Assignee’s rights with respect thereto, and Customer’s and Guarantor’s compliance with all of the terms and provisions thereof, and (b) to preserve, protect and perfect Lessor’s or Assignee’s right, title or interest hereunder and in any Collateral, including, without limitation, such UCC financing statements or amendments, control agreements, corporate or member resolutions, votes, certificates of compliance, notices of assignment or transfers of interests, and restatements and reaffirmations of Guarantor’s obligations, representations, warranties and covenants hereunder as of the dates requested by BALC from time to time. This Guaranty shall not be deemed to create any right in any party except as provided herein and shall inure to the benefit of, and be binding upon, the successors and assigns of Guarantor and BALC, provided that Guarantor shall not assign or delegate any of its rights or obligations hereunder without the prior written consent of BALC.

(g)	Further Assurances. Guarantor will promptly execute any documents and other records, including, amendments to this Guaranty, and will take such further action as BALC may reasonably request in order to carry out more effectively the intent and purposes of this Guaranty and to establish, perfect and protect BALC’s rights and remedies hereunder and in any Collateral.

6. Default; Performance of Obligations. If (a) Customer defaults in the payment or performance of any Obligation, or (b) if there exists any event or condition which, with notice and/or the passage of time, would constitute a default under any document, agreement or instrument evidencing an Obligation (including any default relating to Guarantor or this Guaranty), or (c) any representation or warranty of Guarantor herein or in any certificate, agreement, statement or document furnished at any time to BALC by or on behalf Guarantor (including without limitation, any financial information), shall prove to be or to have been false or incorrect in any material respect; or (d) Guarantor shall fail to perform or observe any covenant (including without limitation, any financial covenants), condition or agreement required to be performed or observed by it hereunder or in connection with any Obligation, and such failure shall continue for 10 days after written notice thereof to Guarantor; or (e), or if there is a liquidation, bankruptcy, assignment for the benefit of creditors or similar proceeding affecting the status, existence, assets or obligations of Customer or any Guarantor or other party liable to BALC in respect of the Obligations, (each of the foregoing being hereinafter referred to as a “Default”), then the Obligations of Customer shall, at the sole option of BALC, be deemed to be accelerated and become immediately due and payable by Guarantor for all purposes of this Guaranty, and Guarantor shall (i) immediately pay directly to BALC all such Obligations for the payment of money owing to BALC by reason of acceleration or otherwise (including without limitation, any rent, liquidated damages, principal or interest payments or balances, fees, other installments or any other accrued or unaccrued amounts with respect to such Obligations), irrespective of whether a Default exists relating to Customer, and notwithstanding any stay, injunction or other prohibition preventing acceleration of any Obligations against Customer, and (ii) promptly perform all other Obligations. Guarantor shall be liable, as principal obligor and not as a surety or guarantor only, for all attorneys' fees and other costs and expenses incurred by BALC in connection with BALC's enforcement of this Guaranty), together with interest on all amounts recoverable under this Guaranty, compounded monthly in arrears, from the time such amounts become due and payable until the date of payment at the default rate of interest provided in the agreement evidencing the Obligations (without duplication). If BALC is required to return any payment made to BALC by or on behalf of Customer, whether as a result of Customer's bankruptcy, reorganization or otherwise, Guarantor acknowledges that this Guaranty covers all such amounts, notwithstanding that the original of this Guaranty may have been returned to Guarantor and/or otherwise canceled.

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7. Governing Law; Miscellaneous. THIS GUARANTY AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF NEW YORK COURTS IN CONNECTION WITH BALC'S ENFORCEMENT OF ANY OBLIGATIONS UNDER OR IN RESPECT OF THIS GUARANTY. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY. Federal law requires all financial institutions to obtain, verify and record information that identifies each entity that obtains a loan or other financial accommodation. The first time Customer or Guarantor requests a financial accommodation from BALC, BALC will ask for the Customer’s (or the Guarantor’s) legal name, address, tax ID number and other identifying information. Guarantor shall promptly provide copies of business licenses or other documents evidencing the existence and good standing of Guarantor requested by BALC. Time is of the essence in the payment and performance of all Obligations and all of Guarantor's obligations and liabilities owing to BALC hereunder. This Guaranty constitutes the entire agreement of Guarantor and BALC relative to the subject matter hereof, and there are no prior or contemporaneous understandings or agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof. Nothing herein shall be deemed or construed to amend, modify, supersede or replace any other guaranty or other written agreement of the Guarantor in favor of or with BALC without the express written agreement of Banc of America Leasing & Capital, LLC. No subsequent modification of, or supplement to, this Guaranty shall be enforceable against any party hereto unless the same is in writing and is duly signed by an authorized manager, member, officer or representative of the party against whom enforcement is sought. Any notices or demands required or permitted to be given under this Guaranty (a) shall be given in writing, (b) shall become effective (i) if delivered with receipt acknowledged, such as by Airborne, FedEx, UPS or other private courier service, on the date of such receipt, (ii) if delivery by either private courier or U. S. Postal Service is attempted but refused, on the date of such refusal, or (iii) if mailed by certified or registered mail, return receipt requested, postage prepaid, then on the date of receipt, and (c) shall be addressed to BALC to the attention of Customer Accounts, and to Guarantor at the address set forth below, or to such other address as the party to receive notice hereafter designates by such written notice.

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The undersigned, pursuant to due corporate, limited liability company or partnership authority, as appropriate, has or have caused this Guaranty to be executed as of the date set forth below.

Dated as of: December 9, 2015

Witness/Attest/Notary Public:	GUARANTOR:
__________________________	PENNYMAC LOAN SERVICES LLC

Name:_________________________	By: /s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

Address: 6101 Condor Dr.
Moorpark, CA 93021
_________________
Guarantor's Taxpayer ID:____________

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